                                                                     EXHIBIT 3.6
                                                            --------------------
                                                            |   Draft Dated    |
                                                            | 03/10/97, 9:53am |
                                                            --------------------

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                          REGISTRATION RIGHTS AGREEMENT

                                      among

                             ALLIANCE RESOURCES PLC,

                                       AND

                 LASALLE STREET NATURAL RESOURCES CORPORATION









                    ----------------------------------------

                           Dated as of March __, 1997

                    ----------------------------------------






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

                                TABLE OF CONTENTS


1.  Background........................................................  1
    ----------

2.  Registration Under Securities Act, etc............................  1
    ---------------------------------------
    2.1  Registration on Request......................................  1
         -----------------------
    2.2  Incidental Registration......................................  3
         -----------------------
    2.3  Registration Procedures......................................  4
         -----------------------
    2.4  Underwritten Offerings.......................................  8
         ----------------------
    2.5  Preparation; Reasonable Investigation........................  8
         -------------------------------------
    2.6  Indemnification..............................................  9
         ---------------

3.  Definitions....................................................... 11
    -----------

4.  Rule 144 and Rule 144A............................................ 13
    ----------------------

5.  Amendments and Waivers............................................ 13
    ----------------------

6.  Notices........................................................... 13
    -------

7.  Assignment........................................................ 14
    ----------

8.  Calculation of Percentage Interests of Registrable Securities..... 14
    -------------------------------------------------------------

9.  No Inconsistent Agreements........................................ 14
    --------------------------

10. Severability...................................................... 14
    ------------

11. Entire Agreement.................................................. 14
    ----------------

12. Descriptive Headings.............................................. 14
    --------------------

13. Governing Law..................................................... 14
    -------------

14. Counterparts...................................................... 14
    ------------

15. Termination....................................................... 15
    -----------

         REGISTRATION RIGHTS AGREEMENT, dated as of March __, 1997 by and among Alliance Resources Plc, (the "Company"), and LaSalle Street Natural Resources Corporation ("LSNRC").

         1. Background.
            ----------

                (a) Pursuant to an Assignment of Overriding Royalty Interest, dated as of the date hereof between the Company and LSNRC (the "Assignment"), the Company has agreed to purchase from LSNRC in consideration for the issuance by the Company to LSNRC of 1,500,000 of the Company's ordinary shares, par value 40p each (the "New Alliance Shares"), warrants to purchase ____________ New Alliance Shares at an exercise price of __p per share (the "Bank Warrants"). Capitalized terms used in this Agreement but not otherwise defined have the meanings given them in Section 3.
                       ---------

                (b) As an inducement to LSNRC to enter into the Assignment and in satisfaction of a condition to the obligations of the Company under the Assignment, the Company has agreed to register the New Alliance Shares issuable pursuant to the Assignment and the New Alliance Shares issuable upon exercise of LSNRC Warrants, upon the terms and subject to the conditions contained in this Agreement.

         2. Registration Under Securities Act, etc.
            ---------------------------------------

            2.1 Registration on Request.
                -----------------------

                (a) Request. At any time, or from time to time, upon
                    -------
written request of one or more holders (the "Initiating Holders") of Registrable Securities representing not less than 50% of the Registrable Securities that the Company effect the registration under the Securities Act and any related qualification under or compliance with blue sky or other state securities laws of all or part of such Initiating Holders' Registrable Securities, the Company promptly will give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect, within 120 days after receiving such request for registration, the registration (including, without limitation, the execution of an undertaking to file post effective amendments and appropriate qualifications under or other compliance with applicable blue sky or other state securities laws) under the Securities Act of

                    (i) the Registrable Securities that the Company has been so requested to register by such Initiating Holders, and

                    (ii) all other Registrable Securities that the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders hereinafter are referred to as the "Selling Holders") by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent necessary to permit the disposition of the Registrable Securities (in accordance with the methods of disposition thereof intended by the Selling Holders) to be registered.


                (b) Registration of Other Securities. Whenever the Company
                    --------------------------------
shall effect a registration pursuant to this Section 2.1, securities other than
                                             -----------
Registrable Securities may be included in the registration; provided that, in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (a) the managing underwriter of such offering shall have advised each Selling Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (b) the Selling Holders of not less than 50% of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

                    (c) Registration Statement Form. Registrations under this
                        ---------------------------
Section 2.1 shall be on such appropriate registration form of the Commission (i)
-----------
as shall be reasonably selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the method or methods of disposition intended by such holders.

                    (d) Effective Registration Statement. A registration
                        --------------------------------
requested pursuant to this Section 2.1 shall be deemed to have been effected if
                 -----------
(i) the Company shall have filed a registration statement as requested by the holders and thereafter the holders shall have abandoned the intended sale of their New Alliance Shares as contemplated by the registration statement otherwise than for any failure on the part of the Company or (ii) (A) a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that such
                                                             --------
period need not exceed 120 days (which period shall be increased by the cumulative duration of all Blackout Periods), (B) after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to such Selling Holder, or (C) the conditions to closing specified in the purchase agreement or underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, by reason of a failure on the part of the Company.

                    (e) Selection of Underwriters. The underwriter or
                        -------------------------
underwriters of each underwritten offering of the Registrable Securities by one or more holders of Registrable Securities in connection with a registration requested pursuant to this Section 2.1 shall be selected by the Selling Holders
                           -----------
of at least 50% of the Registrable Securities to be included in such registration and shall be reasonably acceptable to the Company.

                    (f) Priority in Requested Registration. If the managing
                        ----------------------------------
underwriter of any underwritten offering pursuant to this Section 2.1 shall
                                                          -----------
advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering within a price range acceptable to the Selling Holders of more than 50% of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number and type that the Company is so advised can be sold in such offering,
(A) first, all Registrable Securities requested to be included in such registration, pro rata among the Selling Holders requesting such registration on the basis of the estimated gross proceeds from the sale thereof and (B) second, other securities to be included in such registration, to the extent of the number and type the Company is so advised can be sold in such offering.

                    (g) Limitations on Registration on Request. The Company will
                        --------------------------------------
not be required to (i) file, in the aggregate, more than two registration statements pursuant to this Section 2.1 each of which (A) has been declared or
                            -----------
ordered effective (including without limitation qualification under or other compliance with state blue sky or securities laws requested) and which effectiveness has not been suspended or stopped by any governmental or judicial authority, and (B) remains continuously effective for a period of time not less than the Effective Period, or (ii) effect a registration pursuant to this
Section 2.1 within the twelve-month period occurring immediately subsequent to
-----------
the effectiveness (within the meaning of Section 2.1(d)) of a registration
                                         ---------------
statement filed pursuant to this Section 2.1.
                                 -----------

                    (h) Notwithstanding the other provisions of this
Section 2.1, the Company shall not be obligated to effect a registration
-----------
pursuant to this Section 2.1 during the period starting with the date 60 days
                 -----------
prior to the Company's good faith estimated date of filing of, and ending on a date 120 days following the effective date of, a registration statement for the underwritten public offering of securities for the account of the Company; provided that the Company is at all times during that period diligently pursuing such registration.

                    (i) Expenses. The Company will pay all Registration Expenses
                        --------
in connection with the registrations requested pursuant to this Section 2.1.
                                                                -----------

                2.2 Incidental Registration.
                    -----------------------

                    (a) Right to Include Registrable Securities. If the Company
                        ---------------------------------------
at any time proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2, S-3, F-1, F-2 or F-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or exchange and except for registrations pursuant to Section 2.1) (and any related qualification under or
                          -----------
compliance with blue sky or other state securities laws), whether or not for sale for its own account, it will each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any
                                   -----------
such holder (each, a "Requesting Holder") made as promptly as practicable and in any event within 30 days after the receipt of any such notice (20 days if the Company states in such written notice or gives telephonic notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 or F-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Requesting Holders thereof to the extent requisite to permit the disposition thereof in accordance with the method or methods of disposition intended by such holders; provided, however, that if, at any time after giving written notice of its
--------  -------
intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to cause such registration to be effected as a registration under Section 2.1, and (ii) in the case of a
                                 -----------
determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

                    (b) Priority in Incidental Registrations. If the managing
                        ------------------------------------
underwriter of any underwritten offering pursuant to this Section 2.2 shall
                                                          -----------
advise the Company in writing that, in its opinion, the number or type of Registrable Securities requested to be included in such registration exceeds the number or type that can be sold in such offering within a price range acceptable to the Company, then the Company will include in such registration, to the extent of the number and type that the Company is so advised can be sold in such offering, (A) first, all the securities proposed by the Company to be sold for its own account and (B) second, such Registrable Securities requested to be included in such registration pursuant to this Section 2.2, pro rata among each
                                               -----------
of the Requesting Holders on the basis of the estimated gross proceeds from the sale thereof, to the extent of the number and type the Company is so advised can be sold in such offering.

                    (c) Expenses. The Company will pay all Registration Expenses
                        --------
in connection with any registration effected pursuant to this Section 2.2.
                                                              -----------

                2.3 Registration Procedures.
                    -----------------------

                    (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will, as
                              ------------     ---
expeditiously as possible:

                    (i) prepare and (as soon as possible but in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company pursuant to Section 2.1(a)
                                                                  --------------
         or 2.2(a), as applicable) file with the Commission the requisite
            ------
         registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective as soon as practicable thereafter; provided, however, that
                                                      --------  -------
         the Company may discontinue any registration of its securities that are not Registrable Securities (and, under the circumstances specified in
         Section 2.2, its securities that are Registrable Securities) at any
         ------- ---
         time prior to the effective date of the registration statement relating thereto;

                    (ii) prepare and file with the Commission such amendments, supplements and post-effective amendments to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (the "Effective Period") and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of Registrable Securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that such period need
                                               --------
         not exceed 180 days (which period shall be increased by the cumulative duration of all Blackout Periods);

                    (iii) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment, supplement and post-effective amendment thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                    (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such states, possessions and territories of the United States of America where an exemption is not available and as each seller of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be but for the requirements of this subdivision
         (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                    (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal, state or local governmental agencies or authorities as may be necessary in the opinion of counsel to the Company, to the seller or sellers of Registrable Securities or to the underwriters to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the method or methods of disposition intended by such seller or sellers;

                     (vi) furnish to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of

                          (x) an opinion of counsel for the Company, dated the
                     effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, reasonably satisfactory in form and substance to such seller, and

                          (y) a "comfort" letter, dated the effective date of
                     such registration statement and, if applicable, the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities;

                    (vii) promptly notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the holder of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                    (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each such seller of Registrable Securities at least five business days prior to the filing thereof a copy of any amendment, supplement or post-effective amendment to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment, supplement or post-effective amendment does not comply in all material respects with the requirements of the Securities Act;

                    (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                    (x) use its best efforts to list all New Alliance Shares covered by such registration statement on any securities exchange or national market system on which New Alliance Shares covered by such registration statement are then listed;

                    (xi) not later than the effective date of such registration statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent or trustee with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depositary Trust Company;

                    (xii) in the event of the issuance of any stop order suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, promptly notify each holder of Registrable Securities in writing of such occurrence and use its best efforts promptly to obtain the withdrawal of such order; and

                    (xiii) promptly notify each seller of Registrable Securities covered by such registration statement (A) when such registration statement or any post-effective amendment thereto has become effective under the Securities Act and each applicable state law and (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a registration statement or the related prospectus or for additional information.

                    (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities by such seller as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of any kind described in subdivision (a)(vi) of this
Section 2.3, such holder will forthwith discontinue such holder's disposition of
-----------
Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (a)(vi) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at
----------
the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                    (c) If, prior to the effectiveness of any registration statement otherwise required to be prepared and filed by the Company pursuant to
Section 2.1, or while a registration statement that includes Registrable
-----------
Securities is effective under Section 2.1 or Section 2.2, the Board of Directors
                              -----------    -----------
of the Company determines in good faith either (i) that the filing of the registration statement would have a material adverse effect on the Company (an "Information Blackout") or (ii) that the Company is required, pursuant to the Exchange Act, to prepare financial statements in connection with a material acquisition or other event (a "Financial Statement Blackout"), and in either such case shall furnish to each holder of Registrable Securities a statement regarding such determination (the "Blackout Period"), then the Company's obligation to effect such registration hereunder or to maintain the effectiveness of the registration statement hereunder shall be deferred or suspended for a period not to exceed 120 days after the Company's Board of Directors makes such good faith determination; provided, that if any such registration statement is effective, the Company may, upon written notice of an Information Blackout or a Financial Statement Blackout, as the case may be, to each holder of Registrable Securities, suspend sales of Registrable Securities pursuant to such registration statement for the Blackout Period. If the Company shall postpone the filing of a registration statement pursuant to the preceding provisions of this paragraph, holders of Registrable Securities with respect to which registration has been requested, shall have the right to withdraw the request for registration by giving written notice to the

Company within 30 days after receipt of the notice of postponement and, if such withdrawal reduces the amount of Registrable Securities to be included in the registration to less than 50% of all the Registrable Securities, the registration will be withdrawn and such requested registration shall not be counted for purposes of the requested registrations to which holders of Registrable Securities are entitled pursuant to this Section 2.1.
                                                     -----------

         2.4 Underwritten Offerings.
             ----------------------

             (a) Requested Underwritten Offerings. If requested by the
                 --------------------------------
underwriters for any underwritten offerings by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter
                                           -----------
into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6.
                   -----------

             (b) Incidental Underwritten Offerings. If the Company at any
                 ---------------------------------
time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or
                -----------
through one or more underwriters, then, if the holders of Registrable Securities wish to have their Registrable Securities included in the registration statement, those holders will enter into an underwriting agreement with the underwriters for the offering, such agreement to be reasonably satisfactory in form and substance to the Company and the underwriters and to contain such representations and warranties by the holders and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6.
                                                        -----------

         2.5 Preparation; Reasonable Investigation. In connection with the
             -------------------------------------
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will (i) give the holders of Registrable Securities registered or to be registered under such registration statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment, supplement or post-effective amendment thereto, (ii) prior to the filing of any document that is to be incorporated by reference into any such registration statement or prospectus (after initial filing of the registration statement), promptly provide copies of such document to the holders of Registrable Securities covered by such registration statement and to the managing underwriters, if any, (iii) make the Company's representatives available for discussion of any such document referred to in the preceding clauses (i) or (ii) and (iv) give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.6 Indemnification.
             ---------------

                    (a) Indemnification by the Company. The Company will
                        ------------------------------
indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1 or 2.2, each seller of any Registrable Securities
            -----------    ---
covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of securities of the Company covered by such registration statement and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, employees, stockholders, affiliates, agents and partners, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person or any such director, officer or partner may become subject under the Securities Act or otherwise, including, without limitation, the fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment, supplement or post-effective amendment thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company, of the Securities Act, the Exchange Act, or any rule or regulation promulgated thereunder applicable to the Company, or of any blue sky or other state securities law or any rule of regulation promulgated thereunder applicable to the Company, and the Company will reimburse each such seller, underwriter and controlling person and each such director, officer and partner for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to
            --------
the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment, supplement or post-effective amendment in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter, as the case may be; and provided, further,
                                                              --------  -------
that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such seller, underwriter or controlling Person or any such director, officer or partner and shall survive the transfer of such securities by such seller.

                    (b) Indemnification by the Sellers. As a condition to
                        ------------------------------
including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 2.6) the Company, and each director of the Company, each officer
-----------
of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

                    (c) Notices of Claims, etc. Promptly after receipt by an
                        ----------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6,
                                                                    -----------
such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to
             --------  -------
give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the
                                                     -----------
extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless the indemnified party has been advised in writing by counsel that a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, the indemnified party has been advised in writing by counsel that a conflict of interest may exist between such Person and the indemnifying party with respect to such claim, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person if such Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party. An indemnifying party that is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or that requires action other than the payment of money by the indemnifying party.

                    (d) Contribution. If the indemnification provided for in
                        ------------
this Section 2.6 shall for any reason be held by a court to be unavailable to an
     -----------
indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action or proceeding in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party that resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                    (e) Other Indemnification. Indemnification and contribution
                        ---------------------
similar to that specified in the preceding subdivisions of this Section 2.6
                                                                -----------
(with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                    (f) Indemnification Payments. The indemnification and
                        ------------------------
contribution required by this Section 2.6 shall be made by periodic payments of
                              -----------
the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

        3. Definitions. As used herein, unless the context otherwise requires,
           -----------
the following terms have the following respective meanings:

        "Blackout Period" is defined in Section 2.3.
         ---------------                -----------

        "Commission" means the Securities and Exchange  Commission or any other
         ----------
federal agency at the time administering the Securities Act.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
         ------------
any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar federal statute.

         "Initiating Holder" is defined in Section 2.1.
          -----------------                -----------

         "Person" means any individual, corporation, partnership, trust, estate,
          ------
incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Registrable Securities" means the New Alliance Shares issuable to the
          ----------------------
Bank pursuant to the Assignment, the New Alliance Shares issuable upon exercise of LSNRC Warrants and all Related Registrable Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold to the public as permitted by Rule 144, Regulation S or any other successor provision under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section 8.
                                                       ---------

         "Registration Expenses" means all expenses incident to the Company's
          ---------------------
performance of or compliance with Section 2, including, without limitation, all
                                  ---------
registration, filing, NASD, listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance, but excluding any underwriting discounts or commissions with respect to the Registrable Securities.

         "Related Registrable Securities" means any securities of the Company
          ------------------------------
issued or issuable with respect to any Registrable Securities by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         "Securities Act" means the Securities Act of 1933, as amended, or any
          --------------
similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

         "Selling Holder" is defined in Section 2.1.
          --------------                -----------

        4. Rule 144 and Rule 144A. The Company shall take all actions necessary
           ----------------------
or reasonably requested by any holder of Registrable Securities to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, and (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act (or, if the Company is not required to file such reports, making publicly available, at the request of any holder of Registrable Securities, other information necessary to enable such holder to sell such securities pursuant to such rule); provided
                                                                      --------
that this provision will not prohibit the Company from ceasing to be registered pursuant to Section 12 of the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

        5. Amendments and Waivers. This Agreement may be amended with the
           ----------------------
consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 50% of the Registrable Securities affected by such amendment, action or omission to act. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable
                                  ---------
Securities shall have been marked to indicate such consent.

        6. Notices. All notices, demands and other communications provided for
           -------
or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telex, telegram, telecopier, courier service or personal delivery:

                    (a) if to LSNRC, addressed to them in the manner set forth in the Assignment, or at such other address as they shall have furnished to the Company in writing;

                    (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

                    (c) if to the Company, addressed to it in the manner set forth in the Assignment, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.


         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered, if mailed; when answered back, if telexed; and when receipt is confirmed, if telecopied.

        7. Assignment. Neither party may assign its rights or obligations under
           ----------
this Agreement without the consent of the other party. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to each Purchaser, its successors and assigns, including any holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

         8. Calculation of Percentage Interests of Registrable Securities. For
            -------------------------------------------------------------
purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of shares of the Registrable Securities with respect to which such calculation is required to be made, assuming the exercise of all Bank Warrants into New Alliance Shares at the then-current exercise price.

        9. No Inconsistent Agreements. The Company will not hereafter enter into
           --------------------------
any agreement with respect to its securities that is inconsistent or conflicts with this Agreement or the rights granted to the holders of Registrable Securities in this Agreement.

        10. Severability. In the event that any one or more of the provisions
            ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any jurisdiction, in any respect and for any reason, the validity, legality and enforceability of any such provision in every other respect, and in any other jurisdiction, and of the remaining provisions contained herein shall not be in any way impaired thereby.

        11. Entire Agreement. This Agreement, together with the Purchase
            ----------------
Agreement (including the schedules and exhibits thereto) and LSNRC Warrants is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, the Purchase Agreement (including the schedules and exhibits thereto) and the Warrants supersede all prior agreements and understandings between the parties hereto with respect to such subject matter.

        12. Descriptive Headings. The descriptive headings of the several
            --------------------
sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

        13. Governing Law. This Agreement shall be construed and enforced in
            -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

        14. Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

        15. Termination. Notwithstanding anything to the contrary in this
            -----------
Agreement, this Agreement shall terminate with respect to any holder on the earlier to occur of (a) the date that the number of Registrable Securities held by the holder is less than 1/2% of the Company's outstanding New Alliance Shares and no Registrable Securities held by the holder are required to bear a legend restricting their transfer as "restricted securities" under Rule 144 or
(b) seven years from the date of this Agreement.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    COMPANY:

                                    ALLIANCE RESOURCES PLC


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------


                                    BANK:

                                    BANK OF AMERICA NT & SA


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------